UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 12, 2008

The Sagemark Companies Ltd.
(Exact name of Registrant as Specified in its Charter)

New York	0-4186	13-1948169
State or other jurisdiction	(Commission File No.)	(IRS EIN)
of incorporation)

1285 Avenue of the Americas, 35th Floor, New York, New York 10019
(Address of Principal Executive Office)

Registrant's telephone number, including area code: (212) 554-4219

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement

On March 12, 2008 the Company received a notice from General Electric Healthcare Financial Services dated as of such date advising the Company that it is in default of its obligations to General Electric Capital Corporation (“GE”) under certain contracts relating to loans and equipment lease financing of PET/CT medical imaging systems, ancillary medical equipment and leasehold improvements at the medical diagnostic imaging centers in which the Company has an interest which are located in Jacksonville, Florida, Tamarac, Florida and East Setauket, New York. Such default notice claims an aggregate delinquent current amount due to GE of $265,920.03 and an aggregate accelerated balance of $7,765,354.98. GE has demanded payment of the $265,920.03 on or before March 21, 2008. If such amount is not paid by such date, GE has demanded immediate payment of the entire accelerated balance of $7,765,354.98

In connection with such contracts and other financing documents related to such indebtedness, GE has a secured interest in the PET/CT imaging systems, ancillary medical equipment and leasehold improvements at each of the above noted locations. Such contracts and financing documents contain certain specified events of default, the occurrence of any of which will give rise to rights in favor of GE to foreclose its security interests in all of such assets and commence an action against the Company to recover any deficiency with respect to such amounts claimed due. Among such events of default is any breach by the Company of its obligations to make timely payment of all required loan and lease payments.

Neither the Company nor its subsidiaries that own or operate such medical diagnostic imaging centers have the funds necessary to cure such defaults. Accordingly, on March 13, 2008, the Company notified GE that it cannot cure such defaults, that it intends to cease operations of such imaging centers and that GE can repossess and remove all of such imaging systems and medical equipment on or after March 25, 2008. Although GE has not waived its right to seek a deficiency judgment against the Company with respect to such indebtedness, the Company has asked GE to waive such right as it is without any resources to satisfy any deficiency judgment that may be sought in connection therewith.

Additionally, other subsidiaries that own or operate other medical diagnostic imaging centers in which the Company has an interest have secured equipment financing agreements with other equipment lenders that also provide such other creditors with the right to demand acceleration of outstanding debt obligations for which the Company is responsible as such subsidiaries are not current in their debt service obligations nor in compliance with various debt covenants, as previously disclosed by the Company. It is likely that additional defaults of other secured equipment debt obligations will occur. In such event, the Company intends to agree to the repossession and removal of the medical equipment and systems located in any of its other medical diagnostic imaging centers which are subject to any such default and will be without any resources to satisfy any deficiency judgment that may be sought by any equipment lender that repossesses such equipment and systems and does not agree to waive its right to seek a deficiency judgment against the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE SAGEMARK COMPANIES LTD.

By: /s/ Ron Lipstein
Ron Lipstein, President and
Chief Executive Officer

Date: March 18, 2008

This Current Report on Form 8-K may contain, among other things, certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements with respect to the Company’s plans, objectives, expectations and intentions and other statements identified by words such as may, could, would, should, believes, expects, anticipates, estimates, intends, plans or similar expressions. These statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. These forward-looking statements involve certain risks and uncertainties that are subject to change based on various factors (many of which are beyond the Company’s control).